UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2017

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Parkway, Suite 900 Las Vegas, NV	89169	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 31, 2017, Remark Holdings, Inc. (“we”, “us” or “our”) held our 2017 annual meeting of stockholders (the “2017 Annual Meeting”). At the 2017 Annual Meeting, we submitted the following matters to a vote of our stockholders:

•	the election of five directors to serve until our 2018 annual meeting of stockholders and until their successors are duly elected and qualified; and

•	a proposal to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017

As of April 6, 2017, the record date of the 2017 Annual Meeting, 22,614,312 shares of our common stock were outstanding and eligible to vote.

Our stockholders, by the requisite vote, approved the election of each director nominee and the ratification of the appointment of Cherry Bekaert LLP. The table below presents the number of votes for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, including a separate tabulation with respect to each such nominee for director, as applicable.

	For	Withheld	Broker Non-Votes
Director nominees
Theodore P. Botts	12,373,858	1,991	3,410,781
William W. Grounds	11,914,859	460,990	3,410,781
Brett Ratner	12,373,608	2,241	3,410,781
Daniel Stein	12,368,768	7,081	3,410,781
Kai-Shing Tao	11,971,948	403,901	3,410,781

	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of Cherry Bekaert LLP	15,744,324	37,399	4,907	N/A

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	June 1, 2017	By:	/s/ Douglas Osrow
		Name:	Douglas Osrow
		Title:	Chief Financial Officer